Exhibit 99.2

P
R
O
X
Y
                  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS OF
                              DYNAMOTION/ATI CORP.
                        (Class A Preferred Shareholders)

                  Special Meeting to be held on March 11, 1997

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Les P. Barkley and Michael D. Henton, and each of them, proxies with power of substitution to vote on behalf of the undersigned all Class A Preferred Shares that the undersigned may be entitled to vote at the special meeting of shareholders of Dynamotion/ATI Corp. (the "Company") to be held on March 11, 1997 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the matters referred to on this proxy.

THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS DIRECTED BY YOU ON THE REVERSE SIDE. IF NO DIRECTION IS INDICATED, THE PROXIES WILL VOTE THE SHARES FOR THE APPROVAL OF PROPOSALS 1, 2 AND 3, AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Whether or not you plan to attend the special meeting, you are urged to sign and return this proxy, which may be revoked at any time before its use.



                                                                SEE REVERSE SIDE

The Board of Directors recommends a vote "FOR" each of the proposals.

[ X ]   Please mark your votes as indicated in this example.

1. Approval and adoption of the Agreement of Reorganization and Merger dated as of January 24, 1997, and the related Plan of Merger pursuant to which the Company will be merged with and into Dynamotion Merger Corp., a wholly-owned subsidiary of Electro Scientific Industries, Inc., and approval of the proposed Merger.

         FOR                       AGAINST                       ABSTAIN
        [   ]                       [   ]                         [   ]

2. Approval and adoption of the amendment to the Company's Certificate of Incorporation (the "Certificate") to provide that in the event that Proposal 1 is approved, immediately before the consummation of the Merger, each share of the Company's outstanding Class A Non-Cumulative Redeemable Convertible Preferred Shares ("Class A Stock") will automatically convert into (a) 1.05 shares of the Company's Common Shares, and (b) cash in the amount of $0.10 representing the redemption price for the two Class A Redeemable Common Stock Purchase Warrants that would have been issued with respect to such share of Class A Stock under the existing conversion provisions of the Certificate.

         FOR                       AGAINST                       ABSTAIN
        [   ]                       [   ]                         [   ]

3. Approval and adoption of the amendment to the Company's Certificate to provide that in the event that Proposal 1 is approved, immediately before the consummation of the Merger, each share of the Company's outstanding Class B Cumulative Convertible Preferred Shares ("Class B Stock") will automatically convert into (a) 0.990904 of a share of the Company's Common Shares, and (b) cash in an amount equal to the accrued dividends that the holder of such share of Class B Stock will be entitled to on such share of Class B Stock as of the date the automatic conversion occurs.

         FOR                       AGAINST                       ABSTAIN
        [   ]                       [   ]                         [   ]

4. Transaction of such other business as may properly come before the meeting and any adjournments thereof.

Each of the matters described in Proposals 1, 2 and 3 is conditioned upon approval and adoption of all three of the proposals by the requisite votes of the Company's shareholders.

Please date and sign exactly as your name is imprinted herein. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such. All co-owners must sign.

PLEASE SIGN AND RETURN IMMEDIATELY

________________________________________        DATED: ________________________

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SIGNATURES